Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2002 relating to the consolidated financial statements of eAcceleration Corp. (the "Company") and its subsidiary, which appears on page 20 of the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2001 filed with the Securities and Exchange Commission.



/s/ McKennon, Wilson & Morgan, LLP


Irvine, California
April 2, 2002